Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lions Gate Entertainment Corp. of our report dated December 21, 2015, relating to the financial statements of Studio 3 Partners LLC, which appears in Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
July 28, 2016